UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 1, 2005

Oracle Corporation

(Exact name of Registrant as Specified in its Charter)

Delaware	0-14376	94-2871189
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Oracle Parkway, Redwood City, California	94065
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 506-7000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.02	Results of Operations and Financial Condition

On June 29, 2005, Oracle Corporation issued a press release announcing financial results for its fiscal fourth quarter and year ended May 31, 2005. On July 1, 2005, Oracle updated the expected currency effect on total revenues for fiscal 2006, given the recent rise in the U.S. Dollar. As of June 30, 2005, currency is expected to have a negative effect of 2% on total revenues for the full year. The expected currency impact for the first fiscal quarter is unchanged at positive 2%. Oracle is not making any changes to its guidance for the first fiscal quarter of fiscal 2006 or for the full fiscal year. A copy of this press release is furnished as Exhibit 99.1 to this report.

In connection with this update Oracle revised the table entitled “Oracle Corporation, Fiscal 2005 Financial Results, Currency Effect on Revenue Growth” to reflect forecasted currency for both the first quarter of fiscal 2006 and the full year of fiscal 2006. The original table was furnished supplementally with the June 29, 2005 press release announcing financial results for Oracle’s fiscal fourth quarter and year ended May 31, 2005. A copy of this table is furnished as Exhibit 99.2 to this report.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

99.1	Press Release dated July 1, 2005

99.2	Table: “Oracle Corporation, Fiscal 2005 Financial Results, Currency Effect on Revenue Growth”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORACLE CORPORATION

Dated: July 5, 2005	By:	/s/ SAFRA CATZ
Safra Catz
President

Exhibit Index

99.1	Press Release dated July 1, 2005

99.2	Table: “Oracle Corporation, Fiscal 2005 Financial Results, Currency Effect on Revenue Growth”